EXHIBIT 99.1

Westport Reports Financial Results and Record Production in 2003

Denver, Colorado – February 18, 2004 – Westport Resources Corporation (NYSE: WRC) today announced increases in production, net income and net cash provided by operating activities for the quarter and year ended December 31, 2003, compared to the corresponding periods in 2002.

Net income available to common stockholders was approximately $7.2 million, or $0.11 per basic share ($0.11 per fully diluted share), in the fourth quarter of 2003, compared to net loss available to common stockholders of approximately $14.9 million, or $0.27 per basic share ($0.27 per fully diluted share), in the fourth quarter of 2002. For the full year of 2003, net income available to common stockholders was approximately $64.3 million, or $0.96 per basic share ($0.94 per fully diluted share), compared to a net loss of approximately $33.3 million, or $0.63 per basic share ($0.63 per fully diluted share) in 2002.

Net cash provided by operating activities for the quarter and year ended December 31, 2003 was approximately $105.4 million and $436.7 million, respectively, compared to $63.4 million and $223.2 million recorded during the corresponding periods of 2002. Discretionary cash flow was approximately $124.4 million and $456.9 million, respectively, during the quarter and year ended December 31, 2003, compared to $86.9 million and $254.3 million, respectively, achieved during the corresponding periods of 2002. EBITDAX for the quarter and year ended December 31, 2003 was approximately $137.2 million and $526.0 million, respectively, compared to $94.1 million and $284.7 million recorded during the corresponding periods of 2002.

EBITDAX and discretionary cash flow are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles (“GAAP”). EBITDAX and discretionary cash flow are presented herein because of their wide acceptance as financial indicators of a company’s ability to internally generate funds for exploration, development and acquisition activities and to service or incur debt. For a definition, detailed summary and reconciliation of each of these non-GAAP measures to the most comparable GAAP measures please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures” included in this release.

Don Wolf, Chairman and Chief Executive Officer of Westport, commented, “In 2003, we continued acquiring and developing strategic properties and exited the year with an exceptional asset base. In December we closed a $342 million dollar cash acquisition, complementing a growing core area for Westport in South Texas. Operationally, we are pleased to report results consistent with our guidance. Production of 455 Mmcfe/d was at the top end of our guidance while lease operating expenses of $0.61 per Mcfe were at the lower end. Since our initial public offering in October 2000, we have nearly tripled production, quadrupled reserves and established a substantial inventory of both developmental and exploratory drill sites.”

PRODUCTION AND COMMODITY PRICES

Average daily natural gas equivalent production for the fourth quarter of 2003 was approximately 471 Mmcfe/d, representing a 25% increase from 377 Mmcfe/d in the fourth quarter of 2002. Approximately 70% of fourth quarter 2003 production was natural gas. For the full year 2003, average daily natural gas equivalent production increased 28% to approximately 455 Mmcfe/d, compared to 356 Mmcfe/d for the corresponding prior year period.

Realized commodity prices for the fourth quarter of 2003 averaged approximately $28.56 per barrel of oil and $4.49 per Mcf of natural gas before the effect of hedge settlements and approximately $25.85 per barrel of oil and $4.14 per Mcf of natural gas after such effect. For the same period in 2002, realized commodity prices averaged approximately $25.81 per barrel of oil and $3.63 per Mcf of natural gas before the effect of hedge settlements and approximately $25.26 per barrel of oil and $3.55 per Mcf of natural gas after such effect.

For the full year 2003, realized commodity prices averaged approximately $28.96 per barrel of oil and $4.93 per Mcf of natural gas before the effect of hedge settlements and approximately $25.92 per barrel of oil and $4.27 per Mcf of natural gas after such effect. For the corresponding period in 2002, realized commodity prices averaged approximately $23.66 per barrel of oil and $2.94 per Mcf of natural gas before the effect of hedge settlements and approximately $23.60 per barrel of oil and $2.92 per Mcf of natural gas after such effect.

OPERATING RESULTS

Estimated proved reserves at December 31, 2003 increased nearly 13% from the previous year to approximately 1,781 Bcfe, with a pre-tax net present value of proved reserves discounted at 10% of $3.5 billion using year-end NYMEX prices of $32.55 per barrel of oil and $5.83 per Mmbtu of natural gas. Westport’s reserves were comprised of 1,360 Bcf of natural gas and natural gas liquids and 70 million barrels of oil, with 65% classified as proved developed. Estimated quantities of Westport’s oil and natural gas reserves and the net present value of such reserves as of December 31, 2003 are based upon reserve reports prepared by third party engineers and the Company’s engineering staff. Third party engineers evaluated 87% of the net present value of our proved reserves.

Westport’s finding and development costs from all sources including acquisitions were $1.65 per Mcfe, and the Company replaced 221% of production from all sources for the year. Westport’s three-year average production replacement ratio and average all sources finding, development and acquisition costs were 445% and $1.36 per Mcfe, respectively, over the period 2001 to 2003.

In 2003, Westport’s capital expenditures were approximately $298 million, which includes $17 million of geological and geophysical costs and excludes amounts attributed to acquisitions. Of the total, approximately 67% was allocated to development and 33% was allocated to exploration. Of the capital spent in 2003, approximately $47 million was attributable to the Northern Division, approximately $87 million was attributable to the Western Division, approximately $73 million was attributable to the Southern Division and approximately $91 million was attributable to the Gulf of Mexico Division.

In the fourth quarter of 2003, Westport drilled 78 development wells, 77 of which were successful, and nine exploration wells, four of which were successful. At year-end, 32 development wells and nine exploration wells were either drilling or completing. The following table summarizes the fourth quarter 2003 drilling activity for each of Westport’s Divisions:

							Gulf of Mexico
	Northern Division		Western Division		Southern Division		Division		Company Total
	Total	Total	Total	Total	Total	Total	Total	Total	Total	Total
	Drilled	Succesful	Drilled	Succesful	Drilled	Succesful	Drilled	Succesful	Drilled	Succesful
Wells drilled during the fourth quarter 2003:
Development	23	22	28	28	26	26	1	1	78	77
Exploration	1	1	—	—	5	2	3	1	9	4

Total	24	23	28	28	31	28	4	2	87	81
Wells in progress as of December 31, 2003:
Development	9		6		15		2		32
Exploration	5		1		2		1		9

Total	14		7		17		3		41

NORTHERN DIVISION

Westport’s net daily production for its Northern Division averaged approximately 104 Mmcfe/d during the fourth quarter of 2003, compared to 106 Mmcfe/d in the third quarter of 2003. At year-end 2003, the Northern Division reported proved reserves of approximately 332 Bcfe, 46% of which are natural gas, with a pre-tax net present value discounted at 10% of approximately $580 million.

During the fourth quarter of 2003, the Northern Division participated in the drilling of 23 development wells, 22 of which were successful, and one successful exploration well. At year-end, nine development wells and five exploration wells were either drilling or completing in the Northern Division.

During 2003, Westport commenced production on 12 wells in the Moxa Arch of the Greater Green River Basin of Wyoming. These wells have averaged, during the first 30 days of production, a gross rate of approximately 1.3 Mmcfe/d. We expect to drill an additional 35 to 40 wells in the Moxa Arch in 2004.

During the fourth quarter of 2003, Westport commenced production from its Ferron coalbed methane project in the Uinta Basin. Westport owns a 90% working interest in this area and expects to drill an additional 10 to 15 wells in 2004.

WESTERN DIVISION

Westport’s net daily production for its Western Division averaged approximately 84 Mmcfe/d during the fourth quarter of 2003, representing an approximate 8% increase from 78 Mmcfe/d in the third quarter and an approximate 24% increase since acquiring the properties in December 2002. In addition to increasing production throughout the year, the Western Division reduced lease operating expenses from $0.80 per Mcfe in the first quarter of 2003 to $0.50 per Mcfe in the fourth quarter. At year-end 2003, the Western Division reported proved reserves of approximately 658 Bcfe, 99% of which is natural gas, with a pre-tax net present value discounted at 10% of approximately $874 million.

During the fourth quarter of 2003, 100% of the wells that Westport drilled were successful. Twenty one development wells targeted the combined Wasatch and Upper Mesa Verde formations and seven development wells targeted the deeper Lower Mesa Verde and Mancos horizons. As of December 31, 2003, Westport was drilling or completing six additional development wells and one exploration well in the Western Division. The Company operates 5 drilling rigs on a year-round basis within this property and has identified over 1,000 future drill sites.

SOUTHERN DIVISION

Westport’s net daily production for its Southern Division averaged approximately 162 Mmcfe/d during the fourth quarter of 2003, compared to 154 Mmcfe/d reported in the third quarter of 2003. At year-end 2003, the Southern Division reported proved reserves of approximately 649 Bcfe, 69% of which are natural gas and natural gas liquids, with a pre-tax net present value discounted at 10% of approximately $1,512 million.

During the fourth quarter of 2003, Westport participated in the drilling of 26 development wells, all of which were successful, and five exploration wells, two of which were successful. As of year-end 2003, 15 development wells and two exploration wells were either drilling or completing.

Westport’s Southeast Texas properties acquired in September 2002 averaged approximately 42 Mmcfe/d in the fourth quarter of 2003, net to our interests, compared to 28 Mmcfe/d at the time of the acquisition. During the fourth quarter of 2003, the Company drilled two successful and two unsuccessful exploration wells in this area.

Since closing the December 2003 acquisition of oil and natural gas assets located in South Texas, Westport has initiated a drilling program on the acquired acreage with four rigs, and plans to drill 35 to 45 wells and spend approximately $50 million on these properties during 2004. The 2004 drilling program will focus on development drilling with a modest capital allocation towards higher potential exploratory prospects.

GULF OF MEXICO DIVISION

Westport’s net daily production for its Gulf of Mexico Division averaged approximately 121 Mmcfe/d during the fourth quarter of 2003, matching production in the third quarter of 2003. At year-end 2003, the Gulf of Mexico Division reported proved reserves of approximately 142 Bcfe, 71% of which are natural gas and natural gas liquids, with a pre-tax net present value discounted at 10% of approximately $520 million.

During the fourth quarter of 2003, Westport drilled one successful development well along with one successful and two unsuccessful exploration wells in the Gulf of Mexico. At year-end 2003, Westport was either drilling or completing two development wells and one exploration well.

In South Timbalier Block 316, Westport commenced production from the second and third wells, increasing total production from the three-well platform to approximately 47 Mmcfe/d, net to our interest, in early February 2004. Westport operates this field with a 40% working interest.

During the fourth quarter of 2003, Westport participated in the drilling of the first two wells under the multi-prospect Gulf of Mexico exploration agreement with Chevron U.S.A. Inc. (a wholly owned subsidiary of ChevronTexaco), both of which were unsuccessful. One well is currently drilling and Westport expects six additional wells to be drilled during 2004 under this exploration agreement.

COMMODITY PRICE RISK MANAGEMENT

For the three months ended December 31, 2003, Westport recorded hedge settlement charges of approximately $16.4 million, non-hedge settlement gains of $0.7 million and non-hedge non-cash change in fair value of derivative gains of $1.5 million. For the corresponding period in 2002, Westport recorded hedge settlement charges of $2.8 million and non-hedge non-cash change in fair value of derivative charges of $17.8 million.

For the year ended December 31, 2003, Westport recorded hedge settlement charges of approximately $102.4 million, non-hedge settlement gains of $2.7 million and non-hedge non-cash change in fair value of derivatives gains of $9.5 million. For the corresponding period in 2002, Westport recorded hedge settlement charges of $1.3 million, non-hedge settlement gains of $0.8 million and non-hedge non-cash change in fair value of derivative charges of $26.7 million.

For a detailed summary of commodity price risk management contracts, please refer to the commodity price risk management table included in this release.

CONFERENCE CALL

Westport will host a telephone conference call on Wednesday, February 18, at 4:30 p.m. EST to discuss financial and operational results for the quarter and year ended December 31, 2003. Please call 800-240-5318 (US/Canada) or 303-262-2175 (International) to be connected to the call. A digitized replay will also be available for two weeks following the live broadcast at 800-405-2236 (US/Canada) or 303-590-3000 (International) and can be accessed by using the passcode 570584#.

In addition, the conference call will be available live on the Internet from the Investor Relations–Webcast Presentation tab on Westport’s website at www.westportresourcescorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and archived on the Company’s website.

SUMMARY DATA
(In thousands, except per unit data)
(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Average Daily Production
Oil (Mbbls/d)	23.3	22.0	22.4	21.7
Natural gas (Mmcf/d)	331.4	244.3	320.5	225.6
Mmcfe/d	471.4	376.5	454.9	355.9
Production
Oil (Mbbls)	2,147	2,028	8,175	7,927
Natural gas (Mmcf)	30,486	22,473	116,989	82,346
Mmcfe	43,368	34,641	166,039	129,908
Average prices before hedging
Oil (per bbl)	$28.56	$25.81	$28.96	$23.66
Natural gas (per Mcf)	4.49	3.63	4.93	2.94
Price (per Mcfe)	4.57	3.86	4.90	3.30
Average prices after hedging
Oil (per bbl)	25.85	25.26	25.92	23.60
Natural gas (per Mcf)	4.14	3.55	4.27	2.92
Price (per Mcfe)	4.19	3.78	4.28	3.29
Oil and natural gas sales	198,178	133,818	813,882	428,430
Lease operating expense	24,626	21,947	101,032	89,328
Per Mcfe	0.57	0.63	0.61	0.69
Production taxes	10,033	7,109	45,659	23,954
Per Mcfe	0.23	0.21	0.27	0.18
Production taxes as a percent of sales (1)	5%	5%	6%	6%
Transportation costs	2,775	2,009	13,355	7,961
Per Mcfe	0.06	0.06	0.08	0.06
Depletion, depreciation and amortization	64,679	56,027	260,604	203,093
Per Mcfe	1.49	1.62	1.57	1.56
General and administrative costs	7,944	6,550	30,079	23,629
Per Mcfe	0.18	0.19	0.18	0.18

(1) Sales before hedging

SUMMARY DATA (continued)
(In thousands, except per unit data)
(Unaudited)

	For the Three Months Ended,
	March 31,	June 30,	September 30,	December 31,
	2003	2003	2003	2003
Average Daily Production
Oil (Mbbls/d)	22.7	21.3	22.2	23.3
Natural gas (Mmcf/d)	303.5	321.3	325.5	331.4
Mmcfe/d	439.9	449.2	458.6	471.4
Production
Oil (Mbbls)	2,046	1,941	2,041	2,147
Natural gas (Mmcf)	27,319	29,235	29,949	30,486
Mmcfe	39,595	40,881	42,195	43,368
Average prices before hedging
Oil (per bbl)	$31.63	$26.90	$28.68	$28.56
Natural gas (per Mcf)	5.63	4.90	4.78	4.49
Price (per Mcfe)	5.52	4.78	4.78	4.57
Average prices after hedging
Oil (per bbl)	26.60	24.95	26.23	25.85
Natural gas (per Mcf)	4.52	4.23	4.21	4.14
Price (per Mcfe)	4.49	4.21	4.26	4.19
Oil and natural gas sales	218,419	195,584	201,701	198,178
Lease operating expense	26,336	26,032	24,038	24,626
Per Mcfe	0.67	0.64	0.57	0.57
Production taxes	13,058	11,364	11,204	10,033
Per Mcfe	0.33	0.28	0.27	0.23
Production taxes as a percent of sales (1)	6%	6%	6%	5%
Transportation costs	4,024	3,354	3,202	2,775
Per Mcfe	0.10	0.08	0.08	0.06
Depletion, depreciation and amortization	61,065	67,036	67,824	64,679
Per Mcfe	1.54	1.64	1.61	1.49
General and administrative costs	7,228	7,543	7,364	7,944
Per Mcfe	0.18	0.18	0.17	0.18

(1) Sales before hedging

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

EBITDAX and discretionary cash flow (as defined below) are presented herein because of their wide acceptance as financial indicators of a company’s ability to internally fund exploration and development activities and to service or incur debt. EBITDAX and discretionary cash flow should not be considered as alternatives to net cash provided by operating activities and net income (loss) or income (loss) from continuing operations, as defined by GAAP. EBITDAX and discretionary cash flow should also not be considered as indicators of the Company’s financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies. The following sets forth a reconciliation of net cash provided by operating activities to EBITDAX and discretionary cash flow:

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
(In thousands)	2003	2002	2003	2002
EBITDAX (1)
Net cash provided by operating activities	$105,379	63,357	436,717	223,197
Adjustments:
Interest expense less deferred financing fees	11,001	9,289	54,950	32,443
Loss on debt retirement	—	—	920	—
Changes in other assets and liabilities	12,413	19,685	(388)	18,259
Exploration costs, excluding exploratory dry hole costs	6,532	3,565	19,442	12,844
Other	28	294	171	23
Current income taxes	1,826	(2,094)	14,233	(2,094)

EBITDAX	$137,179	$94,096	$526,045	$284,672

Discretionary Cash Flow (2)
Net cash provided by operating activities	105,379	63,357	436,717	223,197
Adjustments:
Loss on debt retirement	—	—	920	—
Changes in other assets and liabilities	12,413	19,685	(388)	18,259
Exploration costs, excluding exploratory dry hole costs	6,532	3,565	19,442	12,844
Other	28	294	171	23

Discretionary cash flow	$124,352	$86,901	$456,862	$254,323

(1)	“EBITDAX” is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for interest expense less deferred financing fees, loss on debt retirement, changes in other assets and liabilities, exploration costs excluding exploratory dry hole costs, other adjustments and current income taxes.

(2)	“Discretionary cash flow” is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for loss on debt retirement, changes in other assets and liabilities, exploration costs excluding exploratory dry hole costs and other adjustments.

COMMODITY PRICE RISK MANAGEMENT

The summary table below provide details as of February 13, 2004, regarding the volumes and prices of all open commodity price risk management contracts for 2004, 2005 and 2006.

	2004	2005	2006
Hedges
Gas
NYMEX Price Swaps Sold-receive fixed price (thousand Mmbtu) (1)	40,260	20,075	—
Average price per Mmbtu	$4.42	$4.35	—
NWPRM Price Swaps Sold — receive fixed price(thousand Mmbtu)(2)	10,980	—	—
Average price per Mmbtu	$3.33	—	—
NYMEX Collars Sold (thousand Mmbtu)(3)	16,380	21,900	—
Average floor price per Mmbtu	$3.70	$4.09	—
Average ceiling price per Mmbtu	$4.00	$5.57	—
Average floor price per Mmbtu	—	—	—
Averaged ceiling price per Mmbtu	—	—	—
NYMEX Three — way Collars (thousand Mmbtu)(3)(4)	3,660	—	7,300
Average floor price per Mmbtu	$4.00	—	$4.00
Average ceiling price per Mmbtu	$5.00	—	$5.00
Three — way average floor price per Mmbtu	$3.15	—	3.04
Basis Swaps versus NYMEX (5)
NWPRM (thousand Mmbtu)	3,660	3,650	—
Average differential price per Mmbtu	$0.66	$0.78	—
CIG (thousand Mmbtu)	9,150	—	—
Average differential price per Mmbtu	$0.76	—	—
Oil
NYMEX Price Swaps Sold-receive fixed price (Mbbls) (1)	3,294	730	—
Average price per bbl	$25.87	$28.23	—
NYMEX Three-way Collars (Mbbls)(3)(4)	1,464	1,825	730
Average floor price per bbl	$24.38	$25.00	$25.00
Average ceiling price per bbl	$27.71	$28.23	$28.65
Three-way average floor price per bbl	$19.25	$20.93	$20.88

(1)	For any particular New York Mercantile Exchange (“NYMEX”) swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NYMEX Reference Price for any settlement period is greater than the swap price for such hedge.

(2)	For any particular Northwest Pipeline Rocky Mountain Index (“NWPRM”) swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3)	For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(4)	Three way collars are settled as described in footnote (3) above, with the following exception: if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price. For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2004 three-way collars, then the average floor price would be $23.13 per bbl.

(5)	For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index, NWPRM or Colorado Interstate Gas (“CIG”), for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index, NWPRM or CIG, for any settlement period is less than the swap differential price for such hedge.

Westport Resources Corporation
Consolidated Balance Sheets

	December 31,
	2003	2002
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$73,658	$42,761
Accounts receivable, net	86,934	73,549
Derivative assets	3,728	14,861
Prepaid expenses and other assets	17,202	13,358

Total current assets	181,522	144,529

Property and equipment, at cost:
Oil and natural gas properties, successful efforts method:
Proved properties	2,707,228	2,138,471
Unproved properties	119,331	104,430

	2,826,559	2,242,901
Less accumulated depletion, depreciation and amortization	(721,631)	(481,396)

Net oil and gas properties	2,104,928	1,761,505

Field services assets	40,226	39,185
Less accumulated depreciation	(1,135)	—

Net field services assets	39,091	39,185

Building and other office furniture and equipment	10,926	9,686
Less accumulated depreciation	(5,380)	(3,933)

Net building and other office furniture and equipment	5,546	5,753

Other assets:
Long-term derivative assets	23,105	14,824
Goodwill	244,640	246,712
Other assets	18,431	21,033

Total other assets	286,176	282,569

Total assets	$2,617,263	$2,233,541

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,697	$51,158
Accrued expenses	45,136	39,209
Ad valorem taxes payable	13,847	8,988
Derivative liabilities	107,529	56,156
Income taxes payable	2,499	86
Current asset retirement obligation	8,017	—

Total current liabilities	256,725	155,597
Long-term debt	980,885	799,358
Deferred income taxes	118,024	124,530
Long-term derivative liabilities	38,022	21,305
Long-term asset retirement obligation	62,709	745

Total liabilities	1,456,365	1,101,535

Commitments and contingencies (Note 12)
Stockholders’ equity:
6 1/2% Convertible preferred stock, $.01 par value; 10,000,000 shares authorized; 2,930,000 issued and outstanding at December 31, 2002 and 2001, respectively	29	29
Common stock, $.01 par value; 70,000,000 shares authorized; 67,571,525 and 66,823,830 shares issued and outstanding at December 31, 2003 and 2002, respectively	675	668
Additional paid-in capital	1,167,008	1,150,345
Treasury stock — at cost; 38,610 and 33,617 shares at December 31, 2003 and 2002, respectively	(583)	(469)
Retained earnings	64,346	2
Accumulated other comprehensive income (loss):
Deferred hedge loss, net	(70,776)	(18,408)
Cumulative translation adjustment	199	(161)

Total stockholders’ equity	1,160,898	1,132,006

Total liabilities and stockholders’ equity	$2,617,263	$2,233,541

Westport Resources Corporation
Consolidated Statements of Operations

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues:
Oil and natural gas sales	$198,178	$133,818	$813,882	$428,430
Hedge settlements	(16,392)	(2,785)	(102,368)	(1,276)
Gathering income	390	—	3,456	—
Commodity price risk management activities:
Non-hedge settlements	680	—	2,653	822
Non-hedge change in fair value of derivatives	1,469	(17,838)	9,501	(26,723)
Gain (loss) on sale of operating assets, net	78	46	6,565	(1,685)

Net revenues	184,403	113,241	733,689	399,568

Operating costs and expenses:
Lease operating expenses	24,626	21,947	101,032	89,328
Production taxes	10,033	7,109	45,659	23,954
Transportation costs	2,775	2,009	13,355	7,961
Gathering expenses	804	—	2,977	—
Exploration	19,489	10,752	58,731	32,390
Depletion, depreciation and amortization	64,679	56,027	260,604	203,093
Impairment of proved properties	17,189	19,700	18,166	19,700
Impairment of unproved properties	9,778	883	27,556	9,961
Stock compensation expense, net	4,991	2,654	7,744	4,608
General and administrative	7,944	6,550	30,079	23,629

Total operating expenses	162,308	127,631	565,903	414,624

Operating income (loss)	22,095	(14,390)	167,786	(15,056)
Other income (expense):
Interest expense	(11,368)	(10,945)	(56,225)	(34,836)
Interest income	233	173	743	546
Change in interest rate swap fair value	—	—	—	226
Loss on debt retirement	—	—	(920)	—
Other	224	505	722	1,002

Income (loss) before income taxes	11,184	(24,657)	112,106	(48,118)

Benefit (provision) for income taxes:
Current	(1,826)	2,094	(14,233)	2,094
Deferred	(923)	8,895	(25,352)	17,458

Total benefit (provision) for income taxes	(2,749)	10,989	(39,585)	19,552

Net income (loss) before cumulative effect of change in accounting principle	8,435	(13,668)	72,521	(28,566)
Cumulative effect of change in accounting principle (net of tax effect of $1,962)	—	—	(3,414)	—

Net income (loss)	8,435	(13,668)	69,107	(28,566)
Preferred stock dividends	(1,190)	(1,190)	(4,763)	(4,762)

Net income (loss) available to common stockholders	$7,245	$(14,858)	$64,344	$(33,328)

Weighted average number of common shares outstanding:
Basic	67,354	55,644	67,116	53,007

Diluted	68,620	55,644	68,103	53,007

Net income (loss) per common share:
Basic:
Net income (loss) before cumulative effect of change in accounting principle	$.11	$(0.27)	$1.01	$(.63)
Cumulative effect of change in accounting principle	—	—	(.05)	—

Net income (loss) available to common stockholders	$.11	$(0.27)	$.96	$(.63)

Diluted:
Net income (loss) before cumulative effect of change in accounting principle	$.11	$(0.27)	$.99	$(.63)
Cumulative effect of change in accounting principle	—	—	(.05)	—

Net income (loss) available to common stockholders	$.11	$(0.27)	$.94	$(.63)

Westport Resources Corporation
Consolidated Statements of Cash Flows
(In thousands)

	For the Year ended
	December 31
	2003	2002
	(Unaudited)
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$69,107	$(28,566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	260,604	203,093
Exploratory dry hole costs	39,289	19,546
Impairment of proved properties	18,166	19,700
Impairment of unproved properties	27,556	9,961
Deferred income taxes	25,352	(17,458)
Stock compensation expense	7,744	4,608
Change in derivative fair value	(9,501)	26,723
Amortization of financing fees	1,275	2,438
Loss (gain) on sale of assets	(6,565)	1,685
Cumulative change in accounting principle, net of tax	3,414	—
Other	(112)	(274)
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in accounts receivable	(25,429)	(2,909)
Decrease in net derivative liabilities	(5,178)	(9,636)
Decrease (increase) in prepaid expenses and other assets	(4,883)	(5,031)
Increase (decrease) in accounts payable	28,616	(6,573)
Increase (decrease) in accrued expenses	630	8,105
Increase (decrease) in ad valorem taxes payable	4,858	(851)
Increase (decrease) in income taxes payable	3,826	(477)
Decrease in other liabilities	(2,052)	(887)

Net cash provided by operating activities	436,717	223,197

Cash flows from investing activities:
Additions to property and equipment	(277,008)	(147,612)
Proceeds from sales of assets	13,378	13,311
Other acquisitions	(332,751)	(679,890)
Other	—	28

Net cash used in investing activities	(596,381)	(814,163)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	8,867	267,787
Repurchase of common stock	(114)	(61)
Proceeds from issuance of long-term debt	413,875	639,000
Repayments of long-term debt	(226,311)	(285,000)
Preferred stock dividends	(4,763)	(4,762)
Loss an retirement of debt	(920)	—
Gain on interest rate swap cancellation	—	3,705
Financing fees	(639)	(14,273)

Net cash provided by (used in) financing activities	189,995	606,396

Net increase in cash and cash equivalents	30,331	15,430
Effect of exchange rate changes on cash and cash equivalents	566	(253)
Cash and cash equivalents, beginning of year	42,761	27,584

Cash and cash equivalents, end of year	$73,658	$42,761

Supplemental cash flow information:
Cash paid for interest	$55,509	$37,426

Cash paid for income taxes	$10,418	$44

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

Forward — Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production, estimated reserves, estimated reserve valuations, estimated expenses, estimated prices and basis differentials, projected cash flow and capital expenditures, projected drilling and development activity, projected production, and projected property sales. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company’s business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on amended Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.